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Exhibit 23.2

CONSENT OF GRANT THORNTON LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated October 1, 2004, except for the third paragraph of Note 8 as to which the date is April 8, 2005, of Blue Pumpkin Software, Inc. accompanying the consolidated financial statements for the year ended May 31, 2004, included in this current report on Form 8-K/A of Witness Systems, Inc. We consent to the incorporation by reference of said report in the Registration Statements of Witness Systems, Inc. on Form S-3 (File No. 333-122410 filed January 31, 2005); File No. 333-113604 effective July 30, 2004) and on Forms S-8 (File No. 333-122411 effective January 31, 2005; File No. 333-107236 effective July 22, 2003; File No. 333-67416 effective August 13, 2001; File No. 333-33250 effective March 24, 2000).

/s/ Grant Thornton LLP
San Jose, California April 8, 2005

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  Exhibit 23.2
CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM